Exhibit 99.1

Heritage Commerce Corp Reports Financial Results for Second Quarter 2009

San Jose, CA – July 23, 2009 — Heritage Commerce Corp (Nasdaq: HTBK), parent company of Heritage Bank of Commerce, today reported a second quarter 2009 net loss available to common shareholders of $6.0 million, or $(0.51) per diluted common share, which included a $10.7 million provision for loan losses and $591,000 in dividends and discount accretion on preferred stock.  In the second quarter a year ago, the net loss available to common shareholders was $3.1 million, or $(0.26) per diluted common share, which included a $7.8 million provision for loan losses and no preferred dividends.

For the first half of 2009, the Company reported a net loss available to common shareholders of $10.5 million, or $(0.89) per diluted common share, which included a $21.1 million provision for loan losses and $1.2 million in dividends and discount accretion on preferred stock.  For the first half of 2008, the net loss available to common shareholders was $1.4 million, or $(0.11) per diluted common share, which included a $9.5 million provision for loan losses and no preferred dividends.

Second Quarter Developments

◆	The net interest margin increased 20 basis points to 3.55% in the second quarter of 2009 from 3.35% in the first quarter of 2009.

◆	The leverage ratio was 9.8% at June 30, 2009.

◆	Total assets were $1.44 billion, a decrease of 3% from a year ago and a decrease of 2% over the past quarter.

◆	$20.5 million of SBA loans were transferred to loans held-for-sale at June 30, 2009 in anticipation of loan sales.

◆
Loans, excluding loans held-for-sale, decreased 4% to $1.16 billion from $1.21 billion a year ago and March 31, 2009, with land and construction loans down $13.4 million to $230.8 million from March 31, 2009.

◆	Deposits remained flat at $1.16 billion at June 30, 2009, compared to $1.17 billion at the end of the prior quarter.

◆	Nonperforming assets increased $4.9 million to $61.7 million, or 4.30% of total assets, from $56.9 million, or 3.89% of total assets at March 31, 2009.

◆	The allowance for loan losses increased to $31.4 million, or 2.70% of total loans, compared to $20.9 million, or 1.73%, a year ago, and $23.9 million, or 1.97%, at March 31, 2009.

“While nonperforming assets increased in the quarter, the rate of increase slowed from earlier this year.  The substantial provision for loan losses resulted in a loss for the second quarter,” said Walter Kaczmarek, President and Chief Executive Officer.  “However, we are seeing increased sales activity in our residential housing portfolio, which is reflected in paydowns on our land and construction loans.  With low mortgage rates, the tax incentives for home buyers and rising affordability, we are seeing buyers entering the market.”  According to the California Association of Realtors, the unsold inventory of single-family homes in May fell to a 4.2 months supply -- less than half the 8.7 month supply a year ago.

“We continue to focus on preserving capital, credit quality and improving the net interest margin in what continues to be a very challenging economic environment,” Mr. Kaczmarek continued.  “We are proceeding cautiously in the execution of our business plan. We have filed a shelf registration statement with the SEC to provide more options and flexibility to raise capital in the future in the event strategic opportunities and/or favorable market conditions present themselves.”

Balance Sheet, Capital Management and Credit Quality

At June 30, 2009, the Company’s assets totaled $1.44 billion, compared to $1.49 billion a year ago and $1.46 billion at March 31, 2009.  The Company transferred $20.5 million of SBA loans to loans held-for-sale in the second quarter of 2009.  The Company plans to sell these SBA loans, as well as at least a portion of new SBA loans, to enhance its liquidity position and improve noninterest income in future periods.  Loans, excluding loans held-for-sale, totaled $1.16 billion at June 30, 2009, compared to $1.21 billion at June 30, 2008 and $1.21 billion at March 31, 2009.  Deposits remained essentially flat at $1.16 billion at June 30, 2009, compared to June 30, 2008 and March 31, 2009.  Commercial loans account for 39% of the total loan portfolio and commercial real estate loans, of which more than half are owner occupied, account for 36% of the portfolio. Land and construction loans decreased $13.4 million from March 31, 2009 and account for 20% of the portfolio, and consumer and home equity loans account for the remaining 5% of the total.

The securities portfolio of $101.8 million at June 30, 2009 consisted primarily of U.S. government sponsored entities’ debt securities, short-term U.S. Treasury securities, mortgage-backed securities, collateralized mortgage obligations, and municipal bonds.

Nonperforming assets totaled $61.7 million, or 4.30% of total assets at June 30, 2009, compared to $14.3 million, or 0.96% of total assets a year ago, and $56.9 million, or 3.89% of total assets at March 31, 2009.  The majority of nonperforming assets are in the construction and land development portfolio, accounting for 63% of nonperforming assets, with commercial and industrial loans accounting for 18%, commercial real estate loans accounting for 4%, SBA loans at 10% and other real estate owned (“OREO”) at 5%.

Total OREO was $3.1 million, comprised of six properties, at June 30, 2009, up from $802,000, comprised of two properties, at March 31, 2009.  In the second quarter of 2009, five properties moved from nonaccrual status into OREO and one property was sold. The increase in OREO during the quarter was primarily from a small commercial building in Santa Clara County, and a land parcel in Contra Costa County.

The allowance for loan losses at June 30, 2009 was $31.4 million, or 2.70% of total loans, and represented 53.51% of nonperforming loans.  The allowance for loan losses a year ago was $20.9 million, or 1.73% of total loans and 152.14% of nonperforming loans.  The allowance for loan losses at March 31, 2009, was $23.9 million, or 1.97% of total loans and 42.63% of nonperforming loans.

Shareholders’ equity was $174.6 million, or $11.55 book value per common share, at June 30, 2009, compared to $141.7 million, or $12.01 book value per common share, a year ago.  The increase in shareholders’ equity was due to the issuance of $40 million in preferred stock to the U.S. Treasury as a participant in its Capital Purchase Program during the fourth quarter of 2008.  Shareholders’ equity was $180.3 million, or $12.04 book value per common share, at March 31, 2009.   The Company’s consolidated leverage ratio at June 30, 2009, was 9.80%, compared to 8.36% at June 30, 2008, and 10.41% at March 31, 2009.

Operating Results

Net interest income decreased 10% to $11.7 million for the second quarter of 2009, compared to $13.0 million for the second quarter of 2008, but increased 5% from $11.2 million for the first quarter of 2009.  The net interest margin was 3.55% for the second quarter of 2009, compared to 4.00% for the second quarter a year ago and 3.35% for the first quarter of 2009.  The 20 basis point increase in the net interest margin for the second quarter of 2009 compared to the first quarter of 2009 was primarily due to lower cost of funds.  The decrease in the net interest margin from the second quarter of 2008 was primarily the result of the 275 basis point decline in short-term interest rates from March 18, 2008 through December 16, 2008.

Noninterest income was $1.6 million for the second quarter of 2009, compared to $1.8 million for the second quarter of 2008 and $1.6 million for the first quarter of 2009.  In the first six months of 2009, noninterest income was $3.2 million, compared to $3.3 million in the first six months a year ago.

Noninterest expense was $12.1 million for the second quarter of 2009, compared to $11.0 million in the second quarter of 2008 and $11.4 million in the first quarter of 2009.  In the first six months of 2009, noninterest expense was $23.4 million, compared to $21.6 million in the first six months a year ago.  Regulatory assessments were $1.2 million in the second quarter of 2009, including a $657,000 charge for the FDIC special assessment levied on all FDIC insured banks, compared to $196,000 in the second quarter of 2008, and $739,000 in the first quarter of 2009.  Professional fees were $1.2 million in the second quarter of 2009, compared to $980,000 in the second quarter of 2008, and $913,000 in the first quarter of 2009.  The increase in professional fees was primarily due to legal fees related to problem loans and the branch acquisition transaction that was terminated in the second quarter of 2009.  Other noninterest expense increased primarily due to problem loan expense.  Problem loan expense was $298,000 in the second quarter of 2009, compared to $5,000 in the second quarter of 2008, and $6,000 in the first quarter of 2009.

The income tax benefit for the quarter ended June 30, 2009 was $4.1 million, as compared to $955,000 in the second quarter a year ago, and $5.1 million in the first quarter of 2009.  In the first six months of 2009, the income tax benefit was $9.2 million, compared to $271,000 in the first six months a year ago. The negative effective income tax rates are due to the loss before income taxes. The difference in the effective tax rate compared to the combined federal and state statutory tax rate of 42% is primarily the result of the Company’s investment in life insurance policies whose earnings are not subject to taxes, tax credits related to investments in low income housing limited partnerships, and interest income from tax-free municipal securities.

The efficiency ratio was 90.90% in the second quarter of 2009, compared to 74.51% in the second quarter of 2008 and 88.94% in the first quarter of 2009.  The efficiency ratio for the first six months of 2009 increased to 89.94% from 73.45% a year ago.  The efficiency ratio increased in 2009 primarily due to compression of the net interest margin and an increase in noninterest expense, as discussed above.

Investor Conference

Heritage Commerce Corp is scheduled to present at the Keefe, Bruyette & Woods 10th Annual Community Bank Investor Conference in New York.  Walter T. Kaczmarek, President and Chief Executive Officer, and Lawrence D. McGovern, Chief Financial Officer, are scheduled to present on Tuesday, July 28th at 11:00 a.m. EDT.  The presentation will be archived for 60 days after the conference, and can be viewed at http://www.kbw.com/news/conferences.html.

Heritage Commerce Corp, a bank holding company established in February 1998, is the parent company of Heritage Bank of Commerce, established in 1994 and headquartered in San Jose with full-service branches in Los Gatos, Fremont, Danville, Pleasanton, Walnut Creek, Morgan Hill, Gilroy, Mountain View, and Los Altos.  Heritage Bank of Commerce is an SBA Preferred Lender with Loan Production Offices in Sacramento, Oakland and Santa Rosa, California.  For more information, please visit www.heritagecommercecorp.com.

Forward Looking Statement Disclaimer

Forward-looking statements are based on management's knowledge and belief as of today and include information concerning the Company's possible or assumed future financial condition, and its results of operations, business and earnings outlook. These forward-looking statements are subject to risks and uncertainties. A number of factors, some of which are beyond the Company's ability to control or predict, could cause future results to differ materially from those contemplated by such forward-looking statements. These factors include (1) difficult and adverse conditions in the global and domestic capital and credit markets, (2) continued volatility and further deterioration of the capital and credit markets, (3) significant changes in banking laws or regulations, including, without limitation, as a result of the Emergency Economic Stabilization Act, the American Reinvestment and Recovery Act, and possible amendments to the Troubled Asset Relief Program (TARP), including the Capital Purchase Program and related executive compensation requirements, (4) continued uncertainty about the impact of TARP and other recent federal programs on the financial markets including levels of volatility and credit availability, (5) a more adverse than expected decline or continued weakness in general business and economic conditions, either nationally, regionally or locally in areas where the Company conducts its business, which may affect, among other things, the level of nonperforming assets, charge-offs and loan provision expense, (6) changes in interest rates, reducing interest rate margins or increasing interest rate risks, (7) changes in  market liquidity which may reduce interest margins and impact funding sources, (8) increased competition in the Company's markets, (9) changes in the financial performance and/or condition of the Company's borrowers, (10) current and further deterioration in the housing and commercial real estate markets  particularly in California, and (11) increases in Federal Deposit Insurance Corporation premiums due to market developments and regulatory changes.  For a discussion of factors which could cause results to differ, please see the Company's reports on Forms 10-K and 10-Q as filed with the Securities and Exchange Commission and the Company's press releases. Readers should not place undue reliance on the forward-looking statements, which reflect management's view only as of the date hereof. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect subsequent events or circumstances.

Member FDIC

	For the Three Months Ended:			Percent Change From:		For the Six Months Ended:
CONSOLIDATED INCOME STATEMENTS	June 30,	March 31,	June 30,	March 31,	June 30,	June 30,	June 30,	Percent
(in $000's, unaudited)	2009	2009	2008	2009	2008	2009	2008	Change
Interest Income	$15,824	$16,033	$18,699	-1%	-15%	$31,857	$38,594	-17%
Interest Expense	4,135	4,881	5,731	-15%	-28%	9,016	12,522	-28%
Net Interest Income	11,689	11,152	12,968	5%	-10%	22,841	26,072	-12%
Provision for Loan Losses	10,704	10,420	7,800	3%	37%	21,124	9,450	124%
Net Interest income after Provision for Loan Losses	985	732	5,168	35%	-81%	1,717	16,622	-90%
Noninterest Income:
Servicing Income	408	420	377	-3%	8%	828	856	-3%
Increase in Cash Surrender Value of Life Insurance	415	412	418	1%	-1%	827	816	1%
Service Charges and Other Fees on Deposit Accounts	537	571	537	-6%	0%	1,108	952	16%
Other	241	220	460	10%	-48%	461	682	-32%
Total Noninterest Income	1,601	1,623	1,792	-1%	-11%	3,224	3,306	-2%

Noninterest Expense:
Salaries and Employee Benefits	5,643	6,458	5,970	-13%	-5%	12,101	12,029	1%
Professional Fees	1,229	913	980	35%	25%	2,142	1,644	30%
Regulatory Assessments	1,220	739	196	65%	522%	1,959	388	405%
Occupancy and Equipment	972	916	1,044	6%	-7%	1,888	2,163	-13%
Other	3,016	2,336	2,808	29%	7%	5,352	5,354	0%
Total Noninterest Expense	12,080	11,362	10,998	6%	10%	23,442	21,578	9%
Income (Loss) Before Income Taxes	(9,494)	(9,007)	(4,038)	5%	135%	(18,501)	(1,650)	1021%
Income Tax Expense (Benefit)	(4,113)	(5,052)	(955)	-19%	331%	(9,165)	(271)	3282%
Net Income (Loss)	$(5,381)	$(3,955)	$(3,083)	36%	75%	$(9,336)	$(1,379)	577%
Dividends and Discount Accretion on Preferred Stock	(591)	(585)	-	1%	N/A	(1,176)	-	N/A
Net Income (Loss) Available to Common Shareholders	$(5,972)	$(4,540)	$(3,083)	32%	94%	$(10,512)	$(1,379)	662%

PER COMMON SHARE DATA
(unaudited)
Basic Earnings (Loss) Per Share	$(0.51)	$(0.38)	$(0.26)	34%	96%	$(0.89)	$(0.11)	709%
Diluted Earnings (Loss) Per Share	$(0.51)	$(0.38)	$(0.26)	34%	96%	$(0.89)	$(0.11)	709%
Common Shares Outstanding at Period-End	11,820,509	11,820,509	11,806,167	0%	0%	11,820,509	11,806,167	0%
Book Value Per Share	$11.55	$12.04	$12.01	-4%	-4%	$11.55	$12.01	-4%
Tangible Book Value Per Share	$7.56	$8.04	$7.96	-6%	-5%	$7.56	$7.96	-5%

KEY FINANCIAL RATIOS
(unaudited)
Annualized Return on Average Equity	-11.90%	-8.65%	-8.34%	-38%	-43%	-10.27%	-1.81%	-467%
Annualized Return on Average Tangible Equity	-16.08%	-11.62%	-12.30%	-38%	-31%	-13.83%	-2.63%	-426%
Annualized Return on Average Assets	-1.48%	-1.08%	-0.85%	-37%	-74%	-1.28%	-0.20%	-540%
Annualized Return on Average Tangible Assets	-1.53%	-1.12%	-0.88%	-37%	-74%	-1.32%	-0.20%	-560%
Net Interest Margin	3.55%	3.35%	4.00%	6%	-11%	3.45%	4.15%	-17%
Efficiency Ratio	90.90%	88.94%	74.51%	2%	22%	89.94%	73.45%	22%

AVERAGE BALANCES
(in $000's, unaudited)
Average Assets	$1,457,162	$1,484,544	$1,456,396	-2%	0%	$1,470,782	$1,415,295	4%
Average Tangible Assets	$1,409,973	$1,437,195	$1,408,536	-2%	0%	$1,423,513	$1,367,319	4%
Average Earning Assets	$1,320,604	$1,351,921	$1,304,987	-2%	1%	$1,336,162	$1,261,938	6%
Average Loans Held-for-Sale	$225	$-	$-	N/A	N/A	$113	$-	N/A
Average Total Loans	$1,206,254	$1,236,361	$1,170,274	-2%	3%	$1,221,216	$1,122,940	9%
Average Deposits	$1,150,220	$1,163,552	$1,169,860	-1%	-2%	$1,156,848	$1,136,283	2%
Average Demand Deposits - Noninterest Bearing	$255,011	$253,481	$260,361	1%	-2%	$254,250	$254,767	0%
Average Interest Bearing Deposits	$895,209	$910,071	$909,499	-2%	-2%	$902,598	$881,516	2%
Average Interest Bearing Liabilities	$992,010	$1,016,395	$1,018,685	-2%	-3%	$1,004,134	$979,591	3%
Average Equity	$181,396	$185,424	$148,660	-2%	22%	$183,401	$153,544	19%
AverageTangible Equity	$134,207	$138,075	$100,800	-3%	33%	$136,132	$105,568	29%

	End of Period:			Percent Change From:
CONSOLIDATED BALANCE SHEETS	June 30,	March 31,	June 30,	March 31,	June 30,
(in $000's, unaudited)	2009	2009	2008	2009	2008
ASSETS
Cash and Due from Banks	$31,315	$30,720	$42,642	2%	-27%
Federal Funds Sold	150	100	150	50%	0%
Securities Available-for-Sale, at Fair Value	101,837	97,340	116,594	5%	-13%
Loans Held-for-Sale	20,506	-	-	N/A	N/A
Loans:
Commercial Loans	457,981	500,616	509,887	-9%	-10%
Real Estate-Mortgage	412,430	406,182	403,526	2%	2%
Real Estate-Land and Construction	230,798	244,181	243,731	-5%	-5%
Home Equity	55,372	54,011	45,991	3%	20%
Consumer Loans	3,596	4,025	4,686	-11%	-23%
Loans	1,160,177	1,209,015	1,207,821	-4%	-4%
Deferred Loan Costs, net	1,489	1,556	1,301	-4%	14%
Total Loans, Net of Deferred Costs	1,161,666	1,210,571	1,209,122	-4%	-4%
Allowance for Loan Losses	(31,398)	(23,900)	(20,865)	31%	50%
Net Loans	1,130,268	1,186,671	1,188,257	-5%	-5%
Company Owned Life Insurance	41,476	41,061	39,819	1%	4%
Premises & Equipment, net	9,312	9,383	9,052	-1%	3%
Goodwill	43,181	43,181	43,181	0%	0%
Intangible Assets	3,910	4,071	4,584	-4%	-15%
Accrued Interest Receivable and Other Assets	55,069	48,216	42,708	14%	29%
Total Assets	$1,437,024	$1,460,743	$1,486,987	-2%	-3%

LIABILITIES & SHAREHOLDERS' EQUITY
Liabilities:
Deposits
Demand Deposits-Noninterest Bearing	$258,464	$254,823	$262,813	1%	-2%
Demand Deposits-Interest Bearing	134,318	133,183	145,151	1%	-7%
Savings and Money Market	331,444	358,848	435,754	-8%	-24%
Time Deposits, Under $100	43,772	46,078	33,911	-5%	29%
Time Deposits, $100 and Over	170,858	177,308	173,766	-4%	-2%
Brokered Deposits	224,691	195,763	108,623	15%	107%
Total Deposits	1,163,547	1,166,003	1,160,018	0%	0%
Securities Sold under Agreement to Repurchase	30,000	30,000	35,000	0%	-14%
Note payable	-	-	12,000	N/A	-100%
Other Short-term Borrowing	15,000	32,000	86,000	-53%	-83%
Notes Payable To Subsidiary Grantor Trusts	23,702	23,702	23,702	0%	0%
Accrued Interest Payable and Other Liabilities	30,193	28,757	28,518	5%	6%
Total Liabilities	1,262,442	1,280,462	1,345,238	-1%	-6%

Shareholders' Equity:
Preferred Stock, net	38,070	37,985	-	0%	N/A
Common Stock	79,524	79,153	75,941	0%	5%
Accumulated Other Comprehensive Income (Loss)	(68)	115	(930)	-159%	-93%
Retained Earnings	57,056	63,028	66,738	-9%	-15%
Total Shareholders' Equity	174,582	180,281	141,749	-3%	23%
Total Liabilities & Shareholders' Equity	$1,437,024	$1,460,743	$1,486,987	-2%	-3%

	End of Period:			Percent Change From:
CREDIT QUALITY DATA	June 30,	March 31,	June 30,	March 31,	June 30,
(in $000's, unaudited)	2009	2009	2008	2009	2008
Nonaccrual Loans	$57,889	$54,291	$12,226	7%	373%
Loans Over 90 Days Past Due and Still Accruing	786	1,774	1,488	-56%	-47%
Total Nonperforming Loans	58,675	56,065	13,714	5%	328%
Other Real Estate Owned	3,062	802	580	282%	428%
Total Nonperforming Assets	$61,737	$56,867	$14,294	9%	332%
Net Charge-offs (Recoveries)	$3,206	$11,527	$370	-72%	766%
Allowance for Loan Losses to Total Loans	2.70%	1.97%	1.73%	37%	56%
Allowance for Loan Losses to Nonperforming Loans	53.51%	42.63%	152.14%	26%	-65%
Nonperforming Assets to Total Assets	4.30%	3.89%	0.96%	11%	348%
Nonperforming Loans to Total Loans	5.05%	4.63%	1.13%	9%	347%

OTHER PERIOD-END STATISTICS
(unaudited)
Shareholders' Equity / Total Assets	12.15%	12.34%	9.53%	-2%	27%
Loan to Deposit Ratio	99.84%	103.82%	104.23%	-4%	-4%
Noninterest Bearing Deposits / Total Deposits	22.21%	21.85%	22.66%	2%	-2%
Leverage Ratio	9.80%	10.41%	8.36%	-6%	17%

	For the Three Months Ended			For the Three Months Ended
	June 30, 2009			June 30, 2008
		Interest	Average		Interest	Average
NET INTEREST INCOME AND NET INTEREST MARGIN	Average	Income/	Yield/	Average	Income/	Yield/
(in $000's, unaudited)	Balance	Expense	Rate	Balance	Expense	Rate
Assets:
Loans, gross	$1,206,479	$14,862	4.94%	$1,170,274	$17,250	5.93%
Securities	107,158	958	3.59%	131,428	1,433	4.39%
Interest bearing deposits in other financial institutions	6,828	4	0.23%	470	2	1.71%
Federal funds sold	139	-	0.00%	2,815	14	2.00%
Total interest earning assets	1,320,604	15,824	4.81%	1,304,987	18,699	5.76%
Cash and due from banks	23,090			35,476
Premises and equipment, net	9,380			9,144
Goodwill and other intangible assets	47,189			47,860
Other assets	56,899			58,929
Total assets	$1,457,162			$1,456,396

Liabilities and shareholders' equity:
Deposits:
Demand, interest bearing	$134,141	79	0.24%	$155,130	367	0.95%
Savings and money market	346,847	662	0.77%	467,428	1,862	1.60%
Time deposits, under $100	44,612	259	2.33%	34,507	271	3.16%
Time deposits, $100 and over	169,954	718	1.69%	174,534	1,363	3.14%
Brokered time deposits	199,655	1,676	3.37%	77,900	793	4.09%
Notes payable to subsidiary grantor trusts	23,702	487	8.24%	23,702	526	8.93%
Securities sold under agreement to repurchase	30,000	227	3.03%	35,890	255	2.86%
Note payable	-	-	N/A	10,407	75	2.90%
Other short-term borrowings	43,099	27	0.25%	39,187	219	2.25%
Total interest bearing liabilities	992,010	4,135	1.67%	1,018,685	5,731	2.26%
Demand, noninterest bearing	255,011			260,361
Other liabilities	28,745			28,690
Total liabilities	1,275,766			1,307,736
Shareholders' equity	181,396			148,660
Total liabilities and shareholders' equity	$1,457,162			$1,456,396

Net interest income / margin		$11,689	3.55%		$12,968	4.00%

	For the Six Months Ended			For the Six Months Ended
	June 30, 2009			June 30, 2008
		Interest	Average		Interest	Average
NET INTEREST INCOME AND NET INTEREST MARGIN	Average	Income/	Yield/	Average	Income/	Yield/
(in $000's, unaudited)	Balance	Expense	Rate	Balance	Expense	Rate
Assets:
Loans, gross	$1,221,329	$29,892	4.94%	$1,122,940	$35,605	6.38%
Securities	108,655	1,957	3.63%	134,619	2,934	4.38%
Interest bearing deposits in other financial institutions	6,021	8	0.27%	768	9	2.36%
Federal funds sold	157	-	0.00%	3,611	46	2.56%
Total interest earning assets	1,336,162	31,857	4.81%	1,261,938	38,594	6.15%
Cash and due from banks	23,786			37,017
Premises and equipment, net	9,424			9,208
Goodwill and other intangible assets	47,269			47,976
Other assets	54,141			59,156
Total assets	$1,470,782			$1,415,295

Liabilities and shareholders' equity:
Deposits:
Demand, interest bearing	$135,223	178	0.27%	$151,800	968	1.28%
Savings and money market	346,851	1,454	0.85%	472,009	4,751	2.02%
Time deposits, under $100	45,356	555	2.47%	34,566	591	3.44%
Time deposits, $100 and over	173,377	1,592	1.85%	160,633	2,753	3.45%
Brokered time deposits	201,791	3,645	3.64%	62,508	1,311	4.22%
Notes payable to subsidiary grantor trusts	23,702	987	8.40%	23,702	1,083	9.19%
Securities sold under agreement to repurchase	31,354	469	3.02%	29,027	410	2.84%
Note payable	5,110	82	3.24%	5,780	84	2.92%
Other short-term borrowings	41,370	54	0.26%	39,566	571	2.90%
Total interest bearing liabilities	1,004,134	9,016	1.81%	979,591	12,522	2.57%
Demand, noninterest bearing	254,250			254,767
Other liabilities	28,997			27,393
Total liabilities	1,287,381			1,261,751
Shareholders' equity	183,401			153,544
Total liabilities and shareholders' equity	$1,470,782			$1,415,295

Net interest income / margin		$22,841	3.45%		$26,072	4.15%